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DMC STRATEX NETWORKS INC

Common Stock

STRUCTURED TERM EQUITY PROGRAM (STEP)

UNDERWRITING AGREEMENT

July   , 2001

CIBC World Markets Corp.
One World Financial Center
New York, New York 10281

Ladies and Gentlemen:

    DMC Stratex Networks Inc, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions contained herein, to issue and sell to you (the "Underwriter"), from time to time in the manner described below, up to a number of shares of Common Stock, $.01 par value (the "Common Stock") of the Company, the sale of which, in the manner contemplated by this Agreement, would result in up to $40,000,000 in aggregate gross proceeds to the Company (the "Maximum Offering Amount"), provided that the aggregate number of shares of Common Stock to be sold by the Company pursuant to this Agreement shall not exceed 7,300,000. Such shares are hereinafter collectively referred to as the "Shares."

  1.
  Sale and Purchase of the Shares.

    On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

      (a) Subject to the other provisions of this Agreement, including, without limitation, Section 1(d) and Section 7(e) hereof, on any Trading Day (as defined below) selected by the Company from the date hereof until the earliest of (i) the second anniversary of the date hereof, (ii) the date on which (x) the Company has issued and sold to the Underwriter and the Underwriter has purchased from the Company pursuant to this Agreement 7,300,000 shares of Common Stock, or (y) the Company has received aggregate gross proceeds of $40,000,000 before deducting underwriting commissions and expenses, if any, from the sale of the Shares pursuant to this Agreement; and (iii) the date this Agreement is terminated pursuant to Sections 11 and 12 (any such date, the "Termination Date"), the Company may exercise its right to sell the Shares hereunder, by delivering to the Underwriter a written notice in the form attached hereto as Exhibit A (each such notice, a "Purchase Notice") to that effect, to issue and sell to the Underwriter, during a Drawdown Term (as defined below) a number of shares of Common Stock that is equal to the Agreed Volume (as defined below) during the period commencing at 10:00 a.m. Eastern Standard Time ("E.S.T.") and ending at 3:30 p.m. E.S.T. (the "Determination Period") for each day of the Drawdown Term covered by such Purchase Notice. After the Company gives the Underwriter a Purchase Notice, the Company shall not give the Underwriter a subsequent Purchase Notice until at least five Trading Days have elapsed following the end of the most recent Drawdown Term, unless the Company and the Underwriter mutually agree otherwise.

      "Trading Day" shall mean any day that is a trading day for the Nasdaq National Market other than a day on which trading on the Nasdaq National Market is scheduled to close prior to its regular weekday closing time.

      "Drawdown Term" shall mean the term of five consecutive Trading Days, beginning with the first Trading Day immediately following the date of the Purchase Notice if such Purchase Notice is received by the Underwriter prior to 5:30 p.m. E.S.T. on any Trading Day or on a day that is not a Trading Day, unless the Company and the Underwriter agree otherwise.

      "Agreed Volume" shall mean 10% (or such other greater percentage that may be mutually agreed upon by the Company and the Underwriter prior to 8:30 a.m. E.S.T. on any date that the Company delivers the Purchase Notice to the Underwriter, not to exceed, in any case, 15%) of the trading volume of the Common Stock that is trading at or above the Threshold Price (as defined below) on the Nasdaq National Market for each day of the Drawdown Term during the Determination Period, provided that any "block trades" of 100,000 or more shares of Common Stock that are completed during the Determination Period shall be excluded in calculating the Agreed Volume.

      "Threshold Price" shall mean the minimum sale price per Share before deducting underwriting discounts or expenses, if any, at which the Company is willing to complete any sale of the Shares pursuant to this Agreement.

      (b) Each Purchase Notice shall specify:

         (i) the Agreed Volume for the Drawdown Term covered by such Purchase Notice;

        (ii) the Threshold Price; and

        (iii) the date the Drawdown Term covered by such Purchase Notice is to commence.

      The Threshold Price specified in any Purchase Notice shall apply to each day of the Drawdown Term covered by such Purchase Notice, provided that the Company shall have the option, exercisable in its sole discretion, to change the Threshold Price applicable to any day of such Drawdown Term (other than the first day of such Drawdown Term) by delivering a written notice in the form attached hereto as Exhibit B (each such notice, a "Price Change Notice") to the Underwriter specifying a Threshold Price that is different from the one initially specified in the Purchase Notice any time prior to 8:30 a.m. E.S.T. on the day the Company desires the Threshold Price to change, or as the Company and Underwriter otherwise agree. In the case where the Company delivers one or more Price Change Notices to the Underwriter in the aforesaid manner, the Threshold Price specified in the most recent Price Change Notice shall be applicable to the remaining portion of such Drawdown Term.

      (c) The Company shall not have any obligation under this Agreement to sell, and the Underwriter shall have no obligation under this Agreement to purchase from the Company, any Shares at any time that the trading price of the shares of Common Stock on the Nasdaq National Market is less than the then applicable Threshold Price. Subject to the foregoing sentence or Section 1(b), a Purchase Notice once delivered to the Underwriter pursuant to this Agreement shall be irrevocable, and the Company shall be obligated to sell to the Underwriter, and the Underwriter shall be obligated, subject to the satisfaction of the conditions set forth in this Agreement, to purchase the Shares, if any, in accordance with the Purchase Notice.

      (d) The Company shall give the Underwriter a written notice (each such notice, a "Takedown Notice") of the commencement of any offering of any securities that may be sold pursuant to the Registration Statement (as defined below) (other than pursuant to the transactions contemplated by this Agreement), no later than 8:30 a.m. E.S.T. on the date of such commencement. In the event that the Company delivers a Takedown Notice to the Underwriter during the course of the day of any Drawdown Term, then such Drawdown Term shall terminate effective as of the end of the Determination Period of such day and the Underwriter shall have no obligation to purchase any Shares from the Company during the remaining portion, if any, of such Drawdown Term. The Company may give the Underwriter a new Purchase Notice only after five Trading Days have elapsed following the date of the pricing of any offering of securities covered by the most recent

  Takedown Notice delivered to the Underwriter, unless the Company and the Underwriter mutually agree otherwise.

      (e) If shares of Common Stock trade at or above the Threshold Price at all times during the Determination Period of any day of any Drawdown Term, then the Company shall issue and sell, and the Underwriter shall purchase from the Company, a number of Shares equal to the Agreed Volume during such Determination Period at a purchase price per share equal to the volume weighted average price per share at which the Common Stock traded on the Nasdaq National Market during such Determination Period, as reported on Bloomberg LP, page VAP immediately after the end of such Determination Period, less an underwriting discount of 5%.

      (f)  If shares of Common Stock trade at or above the Threshold Price at certain times (but not at all times) during the Determination Period of any day of the Drawdown Term, then the Company shall issue and sell, and the Underwriter shall purchase from the Company, a number of shares equal to the Agreed Volume at a purchase price per share equal to the volume weighted average of the prices per share at which the Common Stock traded on the Nasdaq National Market during those times of such Determination Period in which the shares of Common Stock traded at or above the Threshold Price, as reported on Bloomberg LP, page TSM immediately after the end of such Determination Period, less an underwriting discount of 5%.

      (g) If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules") of the Securities and Exchange Commission (the "Commission") thereunder, any event that is described in Section 5(a)(iii) hereof occurs at any time during a Drawdown Term, the Company shall notify the Underwriter to suspend sales of the Shares and the use of the Prospectus (as defined below) as promptly as practicable after the occurrence of such an event, and the Underwriter hereby agrees to suspend sales of the Shares and the use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission as contemplated by Section 5(a)(iii) hereof.

      (h) At any time after the date hereof, the Underwriter agrees that the Company may require the Underwriter to suspend sales of the Shares and all obligations of the Company under this Agreement if the Board of Directors of the Company determines in good faith that further sales of the Shares under the Registration Statement would require public disclosure of information that, if so disclosed, would have a material, adverse effect on the business or operations of the Company and DMC Telecom U.K. Ltd. and DMC Stratex Networks (NZ) Limited (together, the "Significant Subsidiaries") and would not otherwise be required under law to be publicly disclosed. Any such suspension shall begin when the Company gives written notice thereof to the Underwriter and shall continue until the Company gives written notice of the termination thereof to the Underwriter, which termination notice shall be given as soon as the condition giving rise to the relevant suspension has ceased to exist. Notwithstanding the foregoing, the total number of days during which any and all suspensions are in effect pursuant to this Section 1(i) shall not exceed 90 days during any period of 365 consecutive days.

      (i)  The Company shall pay to the Underwriter a commitment fee (the "Commitment Fee") of $800,000 in connection with the structured equity term program pursuant to this Agreement (the "Program"). The Commitment Fee shall be paid in four equal installments of $200,000 (each, an "Installment Payment") over the term of the Program, with the first payment due on the date of the signing of this Agreement and subsequent Installment Payments shall be paid at consecutive six month intervals following the date of this Agreement (each such interval, an "Installment Period") on January 2002, July 2002 and January 2003 (each such date, an "Installment Payment Date"), provided, however, that if this Agreement is terminated prior to any Installment Payment Date pursuant to either Section 11 or Section 12, then the Underwriter shall refund to the Company the pro rata portion of the last Installment Payment that was paid by the Company on the last Installment Payment Date based on the number of days remaining in the period commencing with the date of termination of this Agreement and ending on the next following Installment Payment Date, provided further that if the Company has not delivered any Purchase Notice in accordance with the provisions of this Agreement to the Underwriter during any Installment Period prior to the date of termination of this Agreement, then the Underwriter shall refund to the Company the entire amount of the Installment Payment which it received from the Company with respect to such Installment Period.

    2.  Delivery and Payment. Payment of the purchase price, and delivery of the certificates, for the Shares sold by the Company during each day of any Drawdown Term shall be made at the offices of CIBC World Markets Corp., One World Financial Center, New York, New York 10281, at 10:00 a.m. E.S.T., on the third business day (which shall mean any day other than a Saturday, Sunday or a day that banking institutions in New York City are not required to be open for business) following such day (each such time and date of delivery and payment is referred to herein as the "Closing Date").

    Payment of the purchase price shall be made to the Company by wire transfer of immediately available funds against delivery of the purchased Shares to the Underwriter or such other method of payment as the Company and the Underwriter shall mutually agree.

    The certificates evidencing the purchased Shares shall be registered in such names and shall be in such denominations as the Underwriter shall request at least two full business days before the Closing Date and shall be delivered by or on behalf of the Company to the Underwriter through the facilities of the Depository Trust Company for the account of the Underwriter. The Company will cause the certificates representing the Shares to be made available for checking and packaging, at such place as is designated by the Underwriter, on the full business day before the Closing Date.

    3.  Registration Statement and Prospectus; Public Offering. The Company has filed with the Commission a registration statement on Form S-3 (No. 333-50820) for the registration of up to $300,000,000 of its debt securities, common stock, including the Shares, debt warrants and common stock warrants under the Securities Act and the Rules, and the offering thereof from time to time in accordance with Rule 415 of the Rules. The Company has filed Amendment No. 1 to the Form S-3 Registration Statement (No. 333-50820) and Post-Effective Amendment No. 1 to the Form S-3 Registration Statement (No.333-50820). The Company will file such other post-effective amendments thereto as may be required prior to any sale by the Company of the Shares. Such registration statement, as so amended, has been declared effective by the Commission and is referred to herein as the "Registration Statement." The final prospectus included in the Registration Statement and all applicable amendments or supplements thereto (including any pricing supplements relating to the sale of the Shares from time to time), are collectively referred to herein as the "Prospectus." All references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all exhibits, financial schedules and information deemed to be a part of the Registration Statement through incorporation by reference or otherwise, including, without limitation, all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to any delivery by the Company of any Purchase Notice; provided, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) under the Rules (the "Rule 462(b) Registration Statement"), then, after such filing, all references to the "Registration Statement" shall also be deemed to include the Rule 462(b) Registration Statement. A "preliminary prospectus" shall be deemed to refer to any prospectus used before the registration statement became effective and any prospectus furnished by the Company after the registration statement became effective and prior to any delivery by the Company of any Purchase Notice which omitted information to be included in a form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act. For purposes of this Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus, if any, or to any amendment thereof or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

    The Company understands that the Underwriter intends to resell the Shares purchased under this Agreement in transactions at prices related to the prevailing market price of the Common Stock or in such other manner as may be provided for in the Prospectus and may engage in sales of Common Stock, including short sales, in advance of or during any Drawdown Term. The Company hereby confirms that the Underwriter and dealers have been authorized to distribute, or cause to be distributed, the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriter).

    4.  Representations and Warranties of the Company. The Company represents and warrants to the Underwriter on and as of (i) the date hereof, (ii) each date on which the Company delivers a Purchase Notice to the Underwriter, (iii) each day of any Drawdown Term, (iv) each Closing Date, and (v) each date prior to the Termination Date on which the Registration Statement or the Prospectus is amended or supplemented (each such date listed in clauses (i) through (v), a "Representation Date") as follows:

      (a) The Company meets the requirements for use of a registration statement on Form S-3 under the Securities Act. On the date it became effective (the "Effective Date"), the Registration Statement complied, and on the date of the Prospectus, the date any post-effective amendment to the Registration Statement becomes effective, the date any supplement or amendment to the Prospectus is filed with the Commission and each Representation Date, the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) will comply, in all material respects, with the applicable provisions of the Securities Act and the Rules and the Exchange Act and the rules and regulations of the Commission thereunder. The Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the Effective Date and on each Representation Date neither the Registration Statement nor the Prospectus, nor any amendment thereof or supplement thereto, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If applicable, each Prospectus delivered to the Underwriter for use in connection with the offering of the Shares pursuant to this Agreement was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Securities Act. If Rule 434 of the Rules is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different," as such term is used in Rule 434, from the Prospectus included in the Registration Statement at the time it became effective. Notwithstanding the foregoing, none of the representations and warranties in this paragraph 4(a) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Underwriter for use in the Registration Statement or the Prospectus.

      (b) The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are threatened under the Securities Act. Any required filing of the Prospectus, and any supplement thereto pursuant to Rule 424(b) of the Rules, has been or will be made in the manner and within the time period required by such Rule 424(b).

      (c) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time the Registration Statement or the Prospectus, as the case may be, became effective or were filed or hereafter are filed with the Commission as the case may be, complied and will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and, when read together and with the other information in the Registration Statement and the Prospectus, at their respective dates and at each Representation Date, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and any further documents so filed or hereafter filed and incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when such documents become effective or were filed or hereafter are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

      (d) The financial statements of the Company (including all notes and schedules thereto) included or deemed to be included or incorporated or deemed to be incorporated by reference in the Registration Statement and Prospectus present fairly the financial position, the results of operations, the statements of cash flows and the statements of stockholders' equity and the other information purported to be shown therein of the Company at the respective dates and for the respective periods to which they apply; and such financial statements and related schedules and notes have been prepared and will be prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of the results for such periods have been made and will be made. The summary and selected financial data included or deemed to be included in the Prospectus present and will present fairly the information shown therein as at the respective dates and for the respective periods specified and the summary and selected financial data have been presented and will be presented on a basis consistent with the consolidated financial statements included or deemed to be included in the Prospectus and other financial information.

      (e) Arthur Andersen LLP, whose reports are incorporated by reference in the Registration Statement filed with the Commission, during the periods covered by their reports, were independent public accountants as required by the Securities Act and the Rules; and shall remain independent public accountants as required by the Securities Act and the Rules during the term of the Program, provided that Arthur Andersen LLP remains engaged as the Company's independent public accountants prior to the Termination Date.

      (f)  As of the date hereof, the Maximum Offering Amount is less than 10% of the aggregate market value of the Company's outstanding voting stock held by non-affiliates of the Company.

      (g) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company and each Significant Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company (a "Material Adverse Effect"). The Company and each of its Significant Subsidiaries has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the "Permits"), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, as described in the Registration Statement and the Prospectus, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. The Company and each of its Significant Subsidiaries has fulfilled and performed in all material respects all of its material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company thereunder. Except as may be required under the Securities Act and state and foreign Blue Sky laws, no other Permits are required to enter into, deliver and perform this Agreement and to issue and sell the Shares.

      (h) The Company and each of its Significant Subsidiaries owns or possesses adequate and enforceable rights to use all trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights and proprietary knowledge (collectively, the "Intangibles") described in the Registration Statement and the Prospectus as being owned by it and necessary for the conduct of its business except for any failure to own or possess such Intangibles that would not have a Material Adverse Effect. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its Significant Subsidiaries has received any notice of, or is not aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles that would have a Material Adverse Effect.

      (i)  The Company and each of its Significant Subsidiaries has good and marketable title in fee simple to all items of real property and good and marketable title to all personal property described in the Prospectus as being owned by it. Any real property and buildings described in the Prospectus as being held under lease by the Company and each of its Significant Subsidiaries is held by it under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are disclosed in the Registration Statement and the Prospectus or would not have a Material Adverse Effect.

      (j)  There are no litigation or governmental proceedings to which the Company or any of its Significant Subsidiaries is subject or which is pending or, to the best knowledge of the Company, threatened, against the Company or any of its Significant Subsidiaries, which, individually or in the aggregate, might have a Material Adverse Effect, affect the consummation of the transactions contemplated by this Agreement or which is required to be disclosed in the Registration Statement and the Prospectus that is not so disclosed.

      (k) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described therein, (a) there has not been any material adverse change with regard to the assets or properties, business, results of operations or financial condition of the Company; (b) neither the Company nor any of its Significant Subsidiaries has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would have a Material Adverse Effect; and (c) since the date of the latest balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, except as disclosed in the Registration Statement or the Prospectus, neither the Company nor any of its Significant Subsidiaries has (i) issued any securities in any transaction or series of related transactions in an amount exceeding three percent of the outstanding securities of the same class of the Company or such Significant Subsidiary, as the case may be, or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (ii) entered into any transaction not in the ordinary course of business, or (iii) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its stock, other than purchases or redemptions of stock issued under the Company's Purchase Plans (as defined below).

      (l)  There is no document, contract or other agreement of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Securities Act or the Rules. Each description of a contract, document or other agreement in the Registration Statement and the Prospectus accurately reflects in all material respects the terms of the underlying document, contract or agreement. Each agreement described in the Registration Statement and the Prospectus or listed in the Exhibits to the Registration Statement or incorporated by reference, other than those agreements that have expired in accordance with their terms, is in full force and effect and is valid and enforceable by and against the Company or any subsidiary of the Company (each, a "Subsidiary"), as the case may be, in accordance with its terms. Neither the Company nor any Subsidiary, if such Subsidiary is a party, nor to the best knowledge of the Company, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or any Subsidiary, if such Subsidiary is a party thereto, of any other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company, any Subsidiary or any of their properties or business may be bound or affected, which default or event, individually or in the aggregate, would have a Material Adverse Effect.

      (m) Neither the Company nor any Subsidiary is in violation of any term or provision of its charter or by-laws or of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation, individually or in the aggregate, would have a Material Adverse Effect.

      (n) Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or its Subsidiaries is a party or by which it either the Company or its Subsidiaries or any of its their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or its Subsidiaries, except in each of the foregoing cases, such rights, conflicts and breaches, executions or impositions and the absence of such consents or waivers as would not have a Material Adverse Effect, or violate any provision of the charter or by-laws of the Company or its Subsidiaries, except for such consents or waivers which have already been obtained and are in full force and effect.

      (o) As of the date of this Agreement, the Company has, and as of each Representation Date, the Company will have, an authorized capitalization as set forth in the Registration Statement and the Prospectus; all of the issued and outstanding shares of capital stock of the Company, including the Common Stock, have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right. Except as disclosed in the Registration Statement and the Prospectus and except for (x) options granted or issuable under any of the Company's compensatory stock plans, including the

  Company's 1984 stock option plan, as amended; 1994 stock incentive plan, as amended and restated; the 1996 non-officer employee stock option plan; the 1998 non-officer employee stock option plan; and the 1999 stock incentive plan (collectively, the "Option Plans"), and (y) shares purchased or purchasable under any of the Company's compensatory stock plans, including the Company's 1999 non-officer employee restricted stock purchase plan and 1999 employee stock purchase plan (collectively, the "Purchase Plans" and together with the Option Plans, the "Incentive Plans"), there are no statutory preemptive or other rights, individually or in the aggregate, to subscribe for or to purchase or acquire a number of shares of common stock of the Company or any of its Significant Subsidiaries that exceed three percent of the aggregate outstanding shares of common stock of the Company or such Significant Subsidiary, as the case may be, pursuant to its certificate of incorporation or by-laws (or similar constituent documents, as the case may be) or any agreement or instrument to or by which the Company or any of its Significant Subsidiaries is a party or bound. The Shares, when issued and sold pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right. Except (i) as disclosed in the Registration Statement and the Prospectus or (ii) pursuant to the Incentive Plans, there are no outstanding options, warrants or other rights, that individually or in the aggregate, call for the issuance of, and there are no commitments, plans or arrangements, individually or in the aggregate, to issue, (x) a number of shares of common stock of the Company or any of its Significant Subsidiaries or (y) any security convertible into, or exercisable or exchangeable for, a number of shares of common stock of the Company or any of its Significant Subsidiaries, that in each case, exceeds three percent of the aggregate outstanding shares of common stock of the Company or any Significant Subsidiary, as the case may be. The Common Stock and the Shares conform in all material respects to all statements in relation thereto contained in the Registration Statement and the Prospectus. All outstanding shares of the capital stock of each Significant Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable and are owned directly by the Company or by another wholly-owned subsidiary of the Company free and clear of any security interests, liens, encumbrances, equities or claims, other than those disclosed in the Registration Statement and the Prospectus.

      (p) Except as disclosed in the Registration Statement and the Prospectus, no holder of any security of the Company has the right to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder during the period ending 90 days after the date of this Agreement.

      (q) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares by the Company. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes and will constitute legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

      (r) Neither the Company nor any of its Significant Subsidiaries is involved in any labor dispute nor, to the best knowledge of the Company, is any such dispute threatened, which dispute would have a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would have a Material Adverse Effect. The Company is not aware of any threatened or pending litigation between the Company or any of its Significant Subsidiaries and any of its executive officers which, if adversely determined, could have a Material Adverse Effect and has no reason to believe that such officers will not remain in the employment of the Company.

      (s) No transaction has occurred between or among the Company and any of its officers or directors or five percent shareholders or any affiliate or affiliates of any such officer or director or five percent shareholders that is required to be described in and is not described in the Registration Statement and the Prospectus.

      (t)  The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of any of the Shares.

      (u) The Company and each of its Significant Subsidiaries has filed all Federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns, to the best knowledge of the Company after due investigation, are true and correct in all material respects or has received extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. There are no tax audits or investigations pending, which if adversely determined would have a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Company and any of its Significant Subsidiaries.

      (v) The Common Stock is listed on the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market System, subject to official Notice of Issuance. A registration statement has been filed on Form 8-A, as amended, pursuant to Section 12 of the Exchange Act in respect of the Common Stock, and such registration statement complies in all material respects with the Exchange Act.

      (x) The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or quotation.

      (y) The books, records and accounts of the Company and each of its Significant Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its Significant Subsidiaries. The Company and each of its Significant Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      (z) The Company and its Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Prospectus; all policies of insurance and fidelity or surety bonds insuring the Company or any of its Significant Subsidiaries or the Company's or its Significant Subsidiaries' respective businesses, assets, employees, officers and directors are in full force and effect; the Company and each of its Significant Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any Significant Subsidiary of the Company has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Neither the Company nor any Significant Subsidiary has been denied any insurance coverage which it has sought or for which it has applied and for which the Company or such Significant Subsidiary was unable to obtain reasonably similar substitute insurance from an insurer of recognized financial responsibility.

      (aa) Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated required to be obtained or performed by the Company (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or may be necessary to qualify the Shares for public offering by the Underwriter under the state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

      (bb) There are no affiliations with the NASD among the Company's officers, directors or, to the best knowledge of the Company, any five percent or greater stockholder of the Company, except as set forth in the Registration Statement and the Prospectus or otherwise disclosed in writing to the Underwriter.

      (cc) (i) Each of the Company and its Significant Subsidiaries is in compliance in all material respects with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") which are applicable to its business; (ii) neither the Company nor any of its Significant Subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) each of the Company and its Significant Subsidiaries has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance in all material respects with all terms and conditions of any such permit, license or approval; (iv) to the best knowledge of the Company, no facts currently exist that will require the Company or any of its Significant Subsidiaries to make future material capital expenditures to comply with Environmental Laws; and (v) no property which is or has been owned, leased or occupied by the Company or its Significant Subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) ("CERCLA 1980") or otherwise designated as a contaminated site under applicable state or local law. To the best knowledge of the Company after due investigation, neither the Company nor any of its Significant Subsidiaries has been named as a "potentially responsible party" under CERCLA 1980.

      (dd) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and any of its Significant Subsidiaries, in the course of which the Company identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

      (ee) The Company is not and, after giving effect to the offering and sale of the Shares and the application of proceeds thereof as described in the Prospectus, will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

      (ff) The Company, its Subsidiaries or any other person associated with or acting on behalf of the Company or its Subsidiaries, including, without limitation, any director, officer, and to the best knowledge of the Company, any agent or employee of the Company or its Subsidiaries, has not, directly or indirectly, while acting on behalf of the Company or its Subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

    5.  Covenants of the Company.

      (a) The Company covenants and agrees as follows that at all times prior to the Termination Date:

         (i) The Company shall prepare the Prospectus in a form approved by the Underwriter and file such Prospectus pursuant to Rule 424(b) under the Rules no later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Securities Act.

        (ii) The Company shall promptly advise the Underwriter in writing (i) when any amendment to the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (iii) of the prevention or suspension of the use of a preliminary prospectus, if any, or the Prospectus or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus (other than by filing of any report with the Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement and the Prospectus) unless the Company has furnished the Underwriter a copy of such amendment or supplement for its review prior to filing and shall not file any such proposed amendment or supplement to which the Underwriter reasonably objects. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

        (iii) If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of clause (ii) of this Section 5(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

        (iv) The Company shall make generally available to its security holders and to the Underwriter as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days if such 12-month period coincides with the Company's fiscal year), an earnings statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.

        (v) The Company shall furnish to the Underwriter and its counsel, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and all amendments thereof, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any preliminary prospectus and the Prospectus and any amendments thereof and supplements thereto as the Underwriter may reasonably request. If applicable, the copies of the Registration Statement and Prospectus and each amendment and supplement thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (vi) The Company shall cooperate with the Underwriter and its counsel in endeavoring to qualify the Shares for offer and sale in connection with the offering under the laws of such jurisdictions as the Underwriter may designate and shall maintain such qualifications in effect for so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

       (vii) The Company, during the period when the Prospectus is required to be delivered under the Securities Act and the Rules or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.

       (viii) The Company, during the period when the Prospectus is required to be delivered under the Securities Act and the Rules or the Exchange Act, shall make all filings required under applicable securities laws and by the Nasdaq National Market (including any required registration under the Exchange Act).

        (ix) Prior to any Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the transactions contemplated by this Agreement without the prior written consent of the Underwriter (which shall not be unreasonably withheld or delayed) unless in the judgment of the Company and its counsel, and after notification to the Underwriter, such press release or communication is required by law.

        (x) The Company will apply the net proceeds from the offering of the Shares in the manner set forth under "Use of Proceeds" in the Prospectus.

        (xi) The Company shall maintain the listing of the Common Stock on Nasdaq and shall as soon as reasonably practicable list any Shares issuable under this Agreement on Nasdaq.

      (b) The Company agrees to pay, or reimburse if paid by the Underwriter, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the public offering of the Shares and the performance of the obligations of the Company under this Agreement including those relating to: (i) the preparation, printing, filing and distribution of the Registration Statement including all exhibits thereto, each preliminary prospectus, if any, the Prospectus, all amendments and supplements to the Registration Statement and the Prospectus and any document incorporated by reference therein, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of the certificates for the Shares to the Underwriter; (iii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 5(a)(vi), including the reasonable fees and disbursements of counsel for the Underwriter in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda, provided that the fees and disbursements pursuant to this clause (iii) shall not exceed $5,000; (iv) the furnishing (including costs of shipping and mailing) to the Underwriter of copies of each preliminary prospectus, if any, the Prospectus and all amendments or supplements to the Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriter or by dealers to whom the Shares may be sold; (v) the filing fees of the NASD in connection with its review of the terms of the public offering and reasonable fees and disbursements of counsel for the Underwriter in connection with such review; (vi) inclusion of the Shares for quotation on the Nasdaq National Market; and (vii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Underwriter. Subject to the provisions of Section 11, the Underwriter agrees to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Underwriter under this Agreement not payable by the Company pursuant to the preceding sentence, including, without limitation, the fees and disbursements of counsel for the Underwriter.

    6.  Execution of Agreement. In connection with, and on the intended date of, the execution of this Agreement the following events shall have occurred:

      (a) the Company shall have delivered to the Underwriter:

         (i) a certificate, addressed to the Underwriter and dated the date hereof, of the chief executive officer and the chief financial officer of the Company to the effect that (i) the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that the representations and warranties of the Company in this Agreement are true and correct on and as such date with the same effect as if made on such date and the Company has performed all covenants and agreements and satisfied all conditions contained in this Agreement required to be performed or satisfied by it at or prior to such date, and (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and to the best of their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act;

        (ii) an opinion of Morrison & Foerster LLP, counsel for the Company, addressed to the Underwriter and dated such date, in form and substance reasonably satisfactory to the Underwriter;

        (iii) a letter of Arthur Andersen LLP dated such date and addressed to the Underwriter in form and substance reasonably satisfactory to the Underwriter containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus to be filed pursuant to Section 5(a)(i);

        (iv) evidence reasonably satisfactory to the Underwriter and its counsel that the Post-Effective Amendment No. 1 to the Registration Statement, has become effective and the Prospectus shall have been timely filed with the Commission in accordance with Section 6(a) of this Agreement; and

        (v) such other documents as the Underwriter shall reasonably request provided, the Underwriter shall make a written request to the Company for such other documents no later than three business days prior to the intended date of the execution of this Agreement.

      (b) No order preventing or suspending the use of any preliminary prospectus or the Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Underwriter.

    7.  Additional Covenants of the Company. At all times prior to the Termination Date, the Company further covenants and agrees with the Underwriter as follows:

      (a) Each delivery of a Purchase Notice by the Company to the Underwriter shall be deemed to be an affirmation that the representations and warranties of the Company herein contained and contained in any certificate delivered to the Underwriter pursuant to this Agreement are true and correct at the time of such delivery, and an undertaking that such representations and warranties will be true and correct at all times during the Drawdown Term covered by such Purchase Notice, and at each Closing Date, as though made at and as of each such time (it being understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to the time of such Purchase Notice).

      (b) Each time that the Registration Statement or the Prospectus shall be amended or supplemented (including by the filing of any report (other than reports on Form 8-K which do not include any information required by Item 7 of Form 8-K) with the Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act or by filing any other document, in each case that is incorporated by reference in the Registration Statement and the Prospectus, but excluding any prospectus supplement relating solely to the offering of the Shares pursuant to a Purchase Notice), the Company shall, if requested by the Underwriter within five business days of the date of filing with the Commission of such amendment or supplement, furnish or cause to be furnished to the Underwriter forthwith a certificate, dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, in form satisfactory to the Underwriter, to the effect that the statements contained in the certificate referred to in Section 6(a)(i) hereof are true and correct at the time of the filing or effectiveness of such amendment or supplement, as applicable, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to Section 6(a)(i) hereof, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate. Any such certificate shall also include a certification that there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Significant Subsidiaries taken as a whole since the date of the last such certificate previously delivered to the Underwriter. Any certificate required to be delivered by the Company to the Underwriter pursuant to this Section 7(b) is hereinafter referred to as a "Bringdown Officers' Certificate".

      (c) Each time that the Registration Statement or the Prospectus shall be amended or supplemented (including by the filing of any report (other than reports on Form 8-K which do not include any information required by Item 7 of Form 8-K) with the Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act or by filing any other document, in each case that is incorporated by reference in the Registration Statement and the Prospectus, but excluding any prospectus supplement relating solely to the offering of the Shares pursuant to a Purchase Notice), the Company shall, if requested by the Underwriter within five business days of the date of filing with the Commission of such amendment or supplement, furnish or cause to be furnished forthwith to the Underwriter and to counsel for the Underwriter the written opinion of Morrison & Foerster LLP, or other counsel satisfactory to the Underwriter, dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, in form and substance satisfactory to the Underwriter, of the same tenor as the respective opinions of such counsel referred to in Section 6(a)(ii) hereof, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such opinion to the Underwriter shall furnish the Underwriter with a letter substantially to the effect that the Underwriter may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance). Any opinion or letter of counsel required to be delivered by the Company to the Underwriter pursuant to this Section 7(c) is hereinafter referred to as a "Bringdown Opinion".

      (d) Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information about the Company or any of its Subsidiaries (including by the filing of any report with the Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act or by filing any other document, in each case that is incorporated by reference in the Registration Statement and the Prospectus), the Company shall, if requested by the Underwriter within five business days of the date of filing with the Commission of such amendment or supplement, cause Arthur Andersen LLP (or any successor independent public accountants of the Company) forthwith to furnish to the Underwriter a letter, dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, of the same tenor as the letter referred to in Section 6(a)(iii) hereof, but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such letter. Without limiting the generality of the foregoing, in the event that any such amendment or supplement (including any document incorporated by reference) contains unaudited quarterly financial statements, such letter shall address such unaudited financial statements in the manner reasonably acceptable to the Underwriter and its counsel. Any letter of Arthur Andersen LLP (or any successor independent public accountants of the Company) required to be delivered by the Company to the Underwriter pursuant to this Section 7(d) is hereinafter referred to as a "Bringdown Comfort Letter". A Bringdown Officers' Certificate, a Bringdown Opinion and a Bringdown Comfort Letter are collectively referred to herein as "Bringdown Documents".

      (e) The Company may give the Underwriter a new Purchase Notice only after five business days have elapsed following the date on which the Registration Statement or the Prospectus is amended or supplemented in the manner contemplated by Sections 7 (b), (c) and (d) hereof, provided that if the Underwriter has requested any Bringdown Document(s) in connection with such amendment or supplement pursuant to Sections 7 (b), (c) or (d) hereof, then the Company may give the Underwriter a new Purchase Notice only after the time that the Underwriter has received from the Company such Bringdown Document(s) that are reasonably acceptable to the Underwriter, unless the Company and the Underwriter mutually agree otherwise.

    8.  Conditions of Underwriter's Obligation to Purchase Shares. The Company's right to deliver a Purchase Notice and the Underwriter's obligation to consummate a purchase of the Shares pursuant to a Purchase Notice shall be subject to the satisfaction of the following conditions at the time of delivery of the Purchase Notice, the time of the commencement of trading on each day of the Drawdown Term covered by such Purchase Notice and at the time of closing on each Closing Date:

      (a) the representations and warranties on the part of the Company herein contained or contained in any certificate of an officer or officers of the Company delivered pursuant to the provisions hereof shall be true and correct;

      (b) the Company shall have performed and observed its covenants and other obligations hereunder;

      (c) from the date of delivery of the Purchase Notice until each Closing Date of the Drawdown Term covered by such Purchase Notice, trading in the Common Stock on Nasdaq shall not have been suspended; and

      (d) the Common Stock shall be listed on Nasdaq.

    9.  Indemnification.

      (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or in any Blue Sky application or other information or other documents executed by the Company filed in any state or other jurisdiction to qualify any or all of the Shares under the securities laws thereof (any such application, document or information being hereinafter referred to as a "Blue Sky Application") or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that in the case of any Blue Sky Application prepared by the Underwriter or its counsel, the Company shall have received a copy of such Blue Sky Application at least one business day prior to its filing date and the Company shall not have objected to its filing by 5:30 pm E.S.T. on the date immediately preceding the filing date of such Blue Sky Application; (ii) in whole or in part upon any breach of the representations and warranties set forth in Section 4 hereof; or (iii) in whole or in part upon any failure of the Company to perform any of its obligations hereunder or under law; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling the Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in any preliminary prospectus, the Registration Statement or the Prospectus, or such amendment thereof or supplement thereto, or in any Blue Sky Application in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter specifically for use therein.

      (b) The Underwriter agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement and any successors and assigns of the foregoing persons, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto provided, that such information was furnished in writing by the Underwriter to the Company expressly for use in connection with the preparation of the documents referred to in this Section 9(b); provided further, however, that the obligation of the Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the net proceeds received by the Company from the Underwriter.

      (c) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 9(a) or 9(b) shall be available to any party who shall fail to give notice as provided in this Section 9(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (such approval not to be unreasonably withheld or delayed), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel (including production of documents and witnesses) shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.

    10. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 9(a) or 9(b) is due in accordance with its terms but for any reason is held to be unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b), then each indemnifying party shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) to which the indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 9 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriter shall be deemed to be in the same proportion as (x) the total proceeds from the offering of the Shares (net of underwriting discounts and commissions but before deducting expenses) received by the Company, bear to (y) the underwriting discounts received by the Underwriter. The relative fault of the Company or the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact related to information supplied by the Company or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 10, (i) in no case shall the Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by the Underwriter hereunder; and (ii) the Company shall be liable and responsible for any amount in excess of such underwriting discount; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) in the immediately preceding sentence of this Section 10. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 10. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.

    11. Termination. (a) This Agreement may be terminated in the absolute discretion of the Underwriter at any time after the date of this Agreement if: (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Underwriter will in the future materially disrupt, the securities markets; (ii) if there has occurred any new outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Underwriter, inadvisable to proceed with the offering of the Shares; (iii) if there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Underwriter, inadvisable or impracticable to market the Shares; (iv) if trading in the Shares has been suspended by the Commission or trading generally on the New York Stock Exchange, Inc., on the American Stock Exchange, Inc. or the Nasdaq National Market has been suspended or limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by said exchanges or by order of the Commission, the NASD, or any other governmental or regulatory authority; (v) if a banking moratorium has been declared by any state or Federal authority; (vi) if, in the judgment of the Underwriter there has occurred a Material Adverse Effect, or (vii) at or before any Closing Date, any of the conditions specified in Section 8 shall not have been fulfilled and the Company does not cure such default within five business days when and as required by this Agreement.

    If this Agreement is terminated pursuant to any of its provisions, the Company shall not be under any liability to the Underwriter, and the Underwriter shall not be under any liability to the Company, except that (y) if this Agreement is terminated by the Underwriter because of any failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement or for any other reason permitted by this Agreement, the Company will reimburse the Underwriter for all out-of-pocket expenses (including the reasonable fees and disbursements of its counsel) incurred by it in connection with the proposed purchase and sale of the Shares or in contemplation of performing its obligations hereunder and (z) if the Underwriter shall have failed or refused to purchase the Shares agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, then the Underwriter shall not be relieved of liability to the Company for damages occasioned by its failure or refusal and shall reimburse the Company for all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of its counsel) incurred by the Company in connection with the proposed issuance and sale of the Shares or in contemplation of performing its obligations hereunder.

      (b) In addition to the Underwriter's right to terminate this Agreement pursuant to Section 11(a), the Underwriter may terminate this Agreement, in its absolute discretion, for any reason, by notifying the Company of such termination during the ten-day period commencing on the first Trading Day following January  , 2002, July  , 2002 and January  , 2003, respectively. Termination pursuant to this Section 11(b) shall be effective upon the Company's receipt of such notice.

    If a Purchase Notice is pending at the time of termination pursuant to Section 11(a) or (b) hereof, the Underwriter may declare such Purchase Notice void or may require the Company to complete the sale of the Shares as specified in the Purchase Notice, in the Underwriter's sole discretion.

    12. Termination by Company. Subject to Sections 6 and 11, if the Underwriter defaults in its obligation to consummate a purchase of the Shares to be purchased by it hereunder (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 11(a) hereof) and does not cure such default within five business days, the Company may terminate this Agreement by notice to the Underwriter. In addition to the Company's right to terminate this Agreement pursuant to the immediately preceding sentence, the Company may terminate this Agreement, in its absolute discretion, for any reason, by notifying the Underwriter of such termination during the ten-day period commencing on the first business day following January  , 2002, July  , 2002 and January  , 2003, respectively. Termination pursuant to this Section 12 shall be effective upon the Underwriter's receipt of such notice.

    13. Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction, without invalidating the remainder of this Agreement in such jurisdiction or any provision hereof in any other jurisdiction.

    14. Miscellaneous. The respective agreements, representations, warranties, indemnities and other statements of the Company and of the Underwriter set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Company or any of the officers, directors or controlling persons referred to in Sections 9 and 10 hereof, and shall survive delivery of and payment for the Shares. The provisions of Sections 5(b), 9, 10 and 11 shall survive the termination or cancellation of this Agreement.

    This Agreement has been and is made for the benefit of the Underwriter, the Company and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling the Underwriter, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of the Shares from the Underwriter merely because of such purchase.

    All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Underwriter, at CIBC World

Markets Corp., One World Financial Center, New York, New York 10281 Attention: Russ Matthews, with a copy to David J. Goldschmidt, Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036 and (b) if to the Company, to its agent for service as such agent's address appears on the cover page of the Registration Statement with a copy to Eda S.L. Tan, Morrison & Foerster LLP, 425 Market Street, San Francisco, California 94105.

    This Agreement shall be governed by and construed in accordance with the laws of the State of New York, applicable to agreements made and to be fully performed therein.

    This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

    Please confirm that the foregoing correctly sets forth the agreement among us.

Very truly yours,
DMC STRATEX NETWORKS, INC.
By	Title:
Confirmed:
CIBC WORLD MARKETS CORP.

By CIBC WORLD MARKETS CORP.
By	Title:

EXHIBIT A
FORM OF PURCHASE NOTICE

To: CIBC World Markets Corp.

Attention:

    Reference is made to the Underwriting Agreement, dated as of              , 2001 (the "Underwriting Agreement"), between DMC Stratex Networks, Inc. (the "Company") and CIBC World Markets Corp. (the "Underwriter"). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Underwriting Agreement.

    In accordance with and pursuant to Section 1(b) of the Underwriting Agreement, the Company hereby issues this irrevocable Purchase Notice for the Drawdown Term indicated below.

Commencement Date of Drawdown Term:		, 200
Agreed Volume:
Threshold Price:	$

Dated:	DMC STRATEX NETWORKS, INC.
By:
Name:
Title:
Facsimile No.:

EXHIBIT B
FORM OF PRICE CHANGE NOTICE

To: CIBC World Markets Corp.

Attention:

    Reference is made to the Underwriting Agreement, dated as of              , 2001 (the "Underwriting Agreement"), between DMC Stratex Networks, Inc. (the "Company") and CIBC World Markets Corp. (the "Underwriter"). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Underwriting Agreement.

    In accordance with and pursuant to Section 1(b) of the Underwriting Agreement, the Company hereby issues this irrevocable Price Change Notice in respect of the Drawdown Term covered by the Purchase Notice, dated        , 200 , to change the Threshold Price from      to      .

New Threshold Price:	$
Effective Date of New Threshold Price:		, 200

Dated:	DMC STRATEX NETWORKS, INC.
By:
Name:
Title:
Facsimile No.:

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DMC STRATEX NETWORKS INC Common Stock STRUCTURED TERM EQUITY PROGRAM (STEP) UNDERWRITING AGREEMENT
EXHIBIT A FORM OF PURCHASE NOTICE
EXHIBIT B FORM OF PRICE CHANGE NOTICE